Exhibit 99.8

December 8, 2015

Relmada Therapeutics, Inc.
757 3rd Avenue, Suite 2018

New York, New York 10017
Attention: Sergio Traversa

Chief Executive Officer

Re: Request for Stocklist Materials

Dear Mr. Traversa:

The undersigned, Matthew D. Eitner and James P. Ahern (the “Requesting Stockholders”), are each the beneficial owners of 1,134,405 shares common stock, par value $0.001 per share, of Relmada Therapeutics, Inc., a Nevada corporation (the “Company”), and record holders of 473,986 and 430,866 shares of the Company’s common stock, respectively. The Requesting Stockholders have been record holders of the Company’s common stock for at least six months preceding the date hereof. Pursuant to Section 78.105 of the Nevada Revised Statutes and the common law of the State of Nevada, the Requesting Stockholders hereby demand, the right to inspect, through their authorized representatives, no later than December 15, 2015, during the Company’s normal business hours, the following documents and records of the Company, and to make copies or abstracts therefrom:

(a)          A complete record or list, including any necessary explanation regarding the reconciliation to arrive at the total shares outstanding, of the holders of (i) shares of the Company’s capital stock (“Stock”) and (ii) warrants, rights and options entitling the holders thereof to purchase from the Company shares of Stock (“Rights”), in each case (i) and (ii) certified by the Company or its transfer agent and showing in respect of each such holder (A) the name, last known business, residence or mailing address, email address and telephone number of each such holder; (B) the number of shares of Stock and Rights held by each such holder; (C) the name of such holder on each certificate; (D) all existing certificate numbers for such holder; (E) the date each certificate was issued to each such holder; (F) the amount of each such holder’s shares of Stock or Rights represented by each certificate number; and (G) any indications that any such holder’s certificate is restricted in any way, including any transfer restrictions on such certificate.

(b)          A complete record or list of the holders of Stock and Rights who are participants in any employee stock ownership, stock purchase, stock option, retirement, restricted stock, incentive, profit sharing, dividend reinvestment or any similar plan of the Company in which voting of shares under the plan is controlled, directly or indirectly, individually or collectively, by such plan’s participants, showing in respect of each such holder (i) the name, last known business, residence or mailing address, email address and telephone number of each such holder; (ii) the number of shares of Stock and Rights attributable to each such participant in any such plan; and (iii) the name, business address and telephone number of the trustee or administrator of any such plan, and a detailed explanation of the voting treatment not only of shares of Stock for which the trustee or administrator receives instructions from participants, but also shares of Stock for which either they do not receive instructions or shares of Stock which are outstanding in any such plan but are unallocated to any participant.

(c)          A complete record or list of the holders of Stock and Rights and respondent banks (and their e-mail addresses) who have elected to receive electronic copies of proxy materials with respect to meetings of stockholders of the Company pursuant to Rule 14a-16(j)(2) of the Exchange Act.

(d)          All transfer journals and daily transfer sheets showing changes in the names, addresses and number of shares of holders of Stock or Rights which are in or come into the possession of the Company or any of its transfer agents or registrars, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominees.

(e)          All information in or which comes into possession or control of the Company or any of its transfer agents or registrars, or which can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, concerning the names, addresses and number of shares of Stock and Rights held by the participating brokers and banks named in the individual nominee names of Cede & Co. or other similar depositories or nominees, including respondent bank lists.

(f)          All information in or that comes into the Company’s possession, or that can reasonably be obtained from brokers, dealers, banks, clearing agencies, voting trustees or their respective nominee, relating to the names of the beneficial owners of Stock or Rights pursuant to Rule 14b-1(c) or Rule 14b-2(c) under the Securities Exchange Act of 1934, as amended, including a Non Objecting Beneficial Owners or “NOBO” list.

(g)          All stop lists or stop transfer lists relating to any shares of Stock or Rights.

(h)          A list of all stockholders owning 1,000 or more shares of Stock as arranged in descending order as to each class or series as of the most recent date available.

(i)          All omnibus proxies and related respondent bank proxies and listings issued pursuant to Rule 14b-2 under the Securities Exchange Act of 1934, as amended, which are now or hereafter in the Company’s possession or control, or which can reasonably be obtained by the Company.

(j)          In respect of all information referred to in paragraphs (a) through (i) above, (i) electronic media containing such information in Excel format, (ii) the computer processing data necessary for the Requesting Stockholders to make use of such information on electronic media, and (iii) a hard copy printout of such information for verification purposes (all information referred to in paragraphs (a) through (i) above, collectively, the “Stocklist Materials”).

(k)          A copy certified by the Secretary of State of the Company’s articles of incorporation and all amendments thereto (the “Articles”).

(l)          A copy certified by an officer of the Company of its bylaws and all amendments thereto (the “Bylaws”).

The Requesting Stockholders demand that all Stocklist Materials, the Articles and the Bylaws be made available to the Requesting Stockholders or their designees, as of the most recent date available, no later than the fifth business day after the date hereof. In addition, the Requesting Stockholders demand that (i) any updates, changes, modifications, corrections, additions or deletions to any of the Stocklist Materials (including, for the avoidance of doubt, daily DTC updates) be immediately furnished to the Requesting Stockholders as such updates, modifications, additions or deletions become available to the Company, its agents or other representatives; and (ii) all Stocklist Materials be confirmed or updated and immediately furnished to the Requesting Stockholders as of the record date and any alternative record date for stockholder action set by the Company’s Board of Directors, by operation of law or otherwise (the “Record Date”) in respect of the annual meeting, as set forth in the proxy statement of the Company filed with the Securities and Exchange Commission on November 27, 2015, or any adjournment thereof (the “Annual Meeting”) or any subsequent special meeting called to consider the election of directors. Lastly, the Requesting Stockholders demand that any and all modifications, additions or deletions whatsoever to the Stocklist Materials, the Articles or the Bylaws made hereafter through the Annual Meeting or any subsequent special meeting called to consider the election of directors, including, without limitation, any amendment to the existing Articles or Bylaws, any adoption of any new Articles or Bylaws or deletions of any of the existing Articles or Bylaws, be immediately furnished to the Requesting Stockholders.

The purpose of this demand is to enable the Requesting Stockholders to communicate with fellow stockholders of the Company regarding their mutual interest as stockholders and the corporate affairs of the Company, including, without limitation, the solicitation of proxies from its fellow stockholders in connection with the election of directors of the Company at the Annual Meeting or any subsequent special meeting called for such purpose, and any other matters as may properly come before the Annual Meeting or any subsequent special meeting called to consider the election of directors of the Company.

The Requesting Stockholders have, pursuant to the attached powers of attorney, designated to conduct the inspection of the Stocklist Materials requested herein: Greenberg Traurig, LLP and its shareholders, associates, employees and other persons designated by Greenberg Traurig, LLP and MacKenzie Partners and its directors, officers, employees and other persons designated by MacKenzie Partners. The Requesting Stockholders will pay the reasonable costs of obtaining the Stocklist Materials, the Articles and the Bylaws.

Please advise the Requesting Stockholders’ counsel at Greenberg Traurig, LLP, Dennis J. Block, at 212.801.2222, as promptly as practicable within five business days of the date hereof, when and where the Stocklist Materials, the Articles and the Bylaws will be made available to the Requesting Stockholders or their designees. Please also advise Mr. Block whether you voluntarily will supply the requested information. If the Company contends that this demand is incomplete or is otherwise deficient in any respect, please notify the Requesting Stockholders immediately in writing, with a copy to (i) Dennis J. Block, Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, telephone number 212.801.2222, facsimile number 212.805.5555, and email blockd@gtlaw.com, setting forth the facts or law that the Company contends support its position and specifying any additional information believed to be required. In the absence of such prompt notice, the Requesting Stockholders will assume that the Company agrees that this demand complies in all respects with the requirements of the Nevada Revised Statutes.

Very truly yours,

/s/ Matthew D. Eitner
Matthew D. Eitner

/s/ James P. Ahern
James P. Ahern

POWER OF ATTORNEY

KNOW ALL MEN that Matthew D. Eitner does hereby make constitute and appoint (i) Greenberg Traurig, LLP and its shareholders, associates, employees and other persons designated by Greenberg Traurig, LLP and (ii) MacKenzie Partners and its directors, officers, employees and other persons designated by MacKenzie Partners, his true and lawful attorneys-in-fact and agents for him in his name, place awl stead, giving and granting Unto said attorneys and agents full power and authority to act on its behalf, as a stockholder of Relmada Therapeutics, Inc., to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description, including, without limitation, stocklist materials, and any other business records relating to Relmada Therapeutics, Inc.

Matthew D. Eitner reserves all rights on his part to do any act which said attorneys hereby are authorized to do or perform. This Power of Attorney may be terminated by Matthew D. Eitner or said attorneys by written notice to the other.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of December 2015.

/s/ Matthew D. Eitner
Matthew D. Eitner

POWER OF ATTORNEY

KNOW ALL MEN that James P. Ahern does hereby make constitute and appoint (i) Greenberg Traurig, LLP and its shareholders, associates, employees and other persons designated by Greenberg Traurig, LLP and (ii) MacKenzie Partners and its directors, officers, employees and other persons designated by MacKenzie Partners, his true and lawful attorneys-in-fact and agents for him in his name, place awl stead, giving and granting Unto said attorneys and agents full power and authority to act on its behalf, as a stockholder of Relmada Therapeutics, Inc., to seek the production, and to engage in the inspection and copying, of records and documents of every kind and description, including, without limitation, stocklist materials, and any other business records relating to Relmada Therapeutics, Inc.

James P. Ahern reserves all rights on his part to do any act which said attorneys hereby are authorized to do or perform. This Power of Attorney may be terminated by James P. Ahern or said attorneys by written notice to the other.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of December 2015.

/s/ James P. Ahern
James P. Ahern